UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

895 Don Mills Road,
Bldg. 2, Suite 900	M3C 1W3
Toronto, Ontario
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

            Purchase Agreement. On August 15, 2019, Sphere 3D Corp. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) by and among the Company and the investors party thereto for the purchase and sale of 333,481 common shares of the Company, at $1.29 per share, for an aggregate purchase price of $430,189 (the “Private Placement”). The Private Placement is anticipated to close on or about August 26, 2019 subject to customary closing conditions. The Company intends to use the proceeds from the Private Placement for general corporate and working capital purposes.

            The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to a form of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

            Note Conversion. In January 2019, the Company entered into two unsecured notes payable, for an aggregate of $523,000 with two employees of the Company (“the Notes Payables”). Each of the Notes Payable bear interest at a rate of 2.0% per annum payable annually. The principal amount of the Note Payable along with any unpaid interest is due on January 10, 2021. On August 15, 2019, the Company and the employees entered into a conversion of debt agreement whereby the Notes Payable along with the unpaid interest in an aggregate amount of $529,102 were converted into shares of common stock at $1.29 per share for a total issuance of 410,158 shares.

            Change of Control Agreement with Non-Employee Directors. As of June 30, 2019, the Company owes our non-employee directors, Cheemin Bo-Linn, Duncan McEwan and Vivekand Mahadevan (each a “Board Member”), an aggregate amount of $370,000 for directorship services (the “Outstanding Board Fees”). Ms. Bo-Linn and Messrs. McEwan and Mahadevan have agreed to waive payment of the Outstanding Board Fees due them under a change of control agreement. On August 15, 2019 we entered into a change of control agreement with each of our non-employee directors (the “COC Agreements”). The COC Agreements provide that in the event of a change of control of the Company and provided no payment has been made under (i) or (ii) below, the Board Member shall be entitled, in their sole discretion, to provide written notice to the Company at any time within 30 days of such event, to receive an amount equal to the Outstanding Board Fees due them. The COC Agreements also provide that the Board Member shall be entitled to the Outstanding Board Fees due them if (i) the Board Member becomes unable to serve on the board of directors of the Company, either due to prolonged sickness, permanent disability or death or (ii) is not reappointed as a member of the board at a duly convened meeting of its shareholders.

            Change of Control Agreement with Kurt Kalbfleisch. Pursuant to the Share Purchase Agreement dated February 20, 2018, as amended, by and among the Company, Overland Storage, Inc., formerly a wholly owned subsidiary of the Company (“Overland”), and Silicon Valley Technology Partners, Inc. (the “Overland Transaction”), Kurt Kalbfleisch ceased to be employed as Chief Financial Officer of the Company on November 13, 2018, and as a result of such change of control transaction, he was entitled to receive payment in the amount of $360,000 (reduced from the original entitlement of $450,000, from the Company and certain other health benefits (the “COC Payment”). Mr. Kalbfleisch has served as interim Chief Financial Officer of the Company since November 14, 2018 through a transition services agreement with Overland Storage. Because the Company does not have sufficient financial resources to pay the COC Payment, Mr. Kalbfleisch is willing to restructure such payment entitlement on the terms set forth in a change of control agreement with the Company. On August 15, 2019, we entered into a change of control agreement with Mr. Kalbfleisch (the “COC Agreement”) which provides that if Mr. Kalbfleisch is providing services to the Company at the time of a change of control of the Company, Mr. Kalbfleisch shall be entitled, in his sole discretion, to provide written notice to the Company at any time within 30 days of receiving written notice of such event, to receive the COC Payment. The COC Agreement also provides that if (i) the Company terminates Mr. Kalbfleisch’ s services without cause or Mr. Kalbfleisch terminates his services with the Company for good reason or (ii) Mr. Kalbfleisch becomes unable to provide services to the Company, either due to prolonged sickness, permanent disability or death, the Company shall pay Mr. Kalbfleisch the COC Payment.

Item 3.02. Unregistered Sales of Equity Securities.

            The information set forth under Item 1.01 above with respect to the Purchase Agreement and Note Conversion is incorporated herein by reference. All shares of Common Stock were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            Employment Agreement with Peter Tassiopoulos. Pursuant to the Overland Transaction, Peter Tassiopoulos ceased to be employed as President of the Company on November 13, 2018, and as a result of such change of control transaction, he was entitled to receive payment in the amount of $400,000 from the Company (the “Change of Control Payment”). Mr. Tassiopoulos has served as the Company’s Chief Executive Officer since November 14, 2018. Because the Company does not have sufficient financial resources to pay the Change of Control Payment, Mr. Tassiopoulos is willing to waive his entitlement to receive the Change of Control Payment and has agreed to restructure such payment entitlement on the terms set forth in a new employment agreement with the Company. On August 15, 2019, we entered into an employment agreement with Mr. Tassiopoulos (the “Employment Agreement”). The Employment Agreement provides for Mr. Tassiopoulos to earn an annual base salary of CAD$310,000, which has been his base salary since his appointment as Chief Executive Officer on November 14, 2018. Mr. Tassiopoulos will also be eligible to receive bonuses and to participate in the Company’s various stock and other retention compensation plans as determined by our board of directors. In addition, Mr. Tassiopoulos will be entitled to a financing bonus (the “M&A Fee”) equal to 3% of the total value of any transaction relating to the purchase of all of the shares or all or substantially all the assets of the Corporation that is completed during Mr. Tassiopoulos’ tenure with the Company and for a period of six months following his ceasing to be an executive of the Company, unless he is terminated by the Company for cause. The Employment Agreement also provides that if we terminate Mr. Tassiopoulos' employment without cause or for good reason (including a change in control of the Company), then we will be obligated to pay him the Tassiopoulos Change of Control Payment and the M&A Payment. In addition, the Company shall provide Mr. Tassiopoulos with any pro-rated bonus or other incentives as of the date of termination. These severance benefits shall be paid in a lump sum within 30 days of his termination. If we terminate his employment for good reason, all options or awards issued to Mr. Tassiopoulos shall automatically vest on the date of termination. The Employment Agreement has an indefinite term.

            The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

            Retention Agreement with Joseph O’Daniel. On January 25, 2017, the Company agreed to provide Joseph O’Daniel, the Company’s President of Virtualization and Professional Services, with a retention bonus in the amount of $700,422 of which $533,802 is unpaid (the “Outstanding Retention Payment”). Because the Company does not have sufficient financial resources to pay the Outstanding Retention Payment, Mr. O’Daniel is willing to waive his entitlement to receive the Outstanding Retention Payment and restructure such payment entitlement under a new retention agreement. On August 15, 2019, we entered into a retention agreement with Mr. O’Daniel (the “Retention Agreement”) which provides that if (i) Mr. O’Daniel continues to be employed by the Company until January 12, 2020 (or such earlier date as is agreed in writing by the Company and Mr. O’Daniel) (the “Retention Date”) or (ii) the Company terminates Mr. O’Daniel’ s employment prior to the Retention Date without cause or Mr. O’Daniel resigns for good reason the Company shall pay Mr. O’Daniel the Outstanding Retention Payment plus $10 (the “New Retention Payment”) in one lump sum within five business days. The Retention Agreement also provides that if a change of control occurs prior to the New Retention Payment being paid, and provided Mr. O’Daniel is employed by the Company immediately prior to such change of control, he shall be entitled to receive the New Retention Payment by providing written notice to the Company of his election to receive the New Retention Payment.

            The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

            (d) Exhibits

Exhibit No.	Description

10.1	Form of Purchase Agreement
10.2	Employment Agreement between the Company and Peter Tassiopoulos dated August 15, 2019
10.3	Retention Agreement between the Company and Joseph O’Daniel dated August 15, 2019

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 21, 2019

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Purchase Agreement dated August 15, 2019
10.2	Employment Agreement between the Company and Peter Tassiopoulos dated August 15, 2019
10.3	Retention Agreement between the Company and Joseph O’Daniel dated August 15, 2019